EXHIBIT 24


                      POWER OF ATTORNEY


Each of the non employee Directors of MacDermid, Incorporated signed identical powers of attorney in the following form:


                      POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of MacDermid, Incorporated, hereby constitutes and appoints Harold Leever and Daniel H. Leever, and each of them acting alone, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact to delegate the power herein conferred to any person or persons said agents and attorneys-in-fact shall select, to sign in the place of the undersigned in his capacity as a director of the Corporation, the Form 10-K for the fiscal year ended March 31, 1996, of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and sign any amendment or amendments to such Form 10-K; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.


                                  (Signature)*


May 14, 1996




*  The Directors who signed the powers of attorney were:
                   Donald G. Ogilvie
                   James C. Smith
                   Thomas W. Smith